Exhibit 10.3
SECURITY AGREEMENT
     This SECURITY AGREEMENT (the “Agreement”), dated as of October ___, 2009, is by and between CanArgo Energy Corporation, a Delaware corporation and debtor and debtor-in-possession (“Borrower”) and Persistency, a Cayman Islands limited company (“Lender”).
RECITALS:
     WHEREAS, Borrower is currently a debtor and debtor-in-possession in a bankruptcy case (the “Chapter 11 Case”) commenced under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) before the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), Case No. 09-16453 (AJG);
     WHEREAS, Borrower has requested and Lender has this day agreed to make one or more Loans (as hereinafter defined) pursuant to the terms of the Financing Agreement (as hereinafter defined) and subject to and upon the terms and conditions set forth herein and therein;
     NOW, THEREFORE, in consideration of the premises and in order to induce Lender to make the Loans to Borrower, the parties agree as follows:
     1. Definitions; Certain Terms.
     (a) Definitions. Capitalized words and terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Financing Agreement:
     “Agreement” means this Agreement and any Exhibits, supplements and amendments thereto.
     “Bankruptcy Code” shall have the meaning ascribed thereto in the Recitals.
     “Bankruptcy Court” shall have the meaning ascribed thereto in the Recitals.
     “Borrower” shall have the meaning ascribed thereto in the preamble.
     “Budget” shall have the meaning assigned to such term in the Financing Agreement.
     “Capital Expenditures” shall have the meaning assigned to such term in the Financing Agreement.
     “Carve-Out Expenses” shall have the meaning assigned to such term in the Financing Agreement.
     “Chapter 11 Case” shall have the meaning ascribed thereto in the Recitals.
     “Collateral” shall have the meaning assigned to such term in Section 3 of this Agreement.
     “Conversion” shall have the meaning assigned to such term in the Financing Agreement.

     “Default” shall have the meaning assigned to such term in the Financing Agreement.
     “Disclosure Statement” shall have the meaning assigned to such term in the Financing Agreement.
     “Event of Default” shall have the meaning assigned to such term in the Financing Agreement .
     “Excess Budget Variance” shall have the meaning assigned to such term in the Financing Agreement .
     “Final Financing Order” shall have the meaning assigned to such term in the Financing Agreement.
     “Financial Statements” shall have the meaning assigned to such term in the Financing Agreement.
     “Financing Agreement” means that certain Debtor in Possession Financing Agreement of even date herewith by and between Borrower and Lender pursuant to which, inter alia, Lender has agreed to make the Loan to Borrower.
     “Financing Orders” shall mean the Interim Financing Order and the Final Financing Order and any other Order of the Bankruptcy Court authorizing Borrower to obtain the Loans and to incur and repay the Obligations under the Financing Agreement and to grant security therefor, in each case, in form and substance reasonably acceptable to Lender.
     “GAAP” shall have the meaning assigned to such term in the Financing Agreement.
     “Interim Financing Order” shall have the meaning assigned to such term in the Financing Agreement.
     “Knowledge” shall have the meaning assigned to such term in the Financing Agreement.
     “Interim Order Entry Date” shall have the meaning assigned to such term in the Financing Agreement.
     “Lender” shall have the meaning ascribed thereto in the preamble.
     “Lien” shall have the meaning assigned to such term in the Financing Agreement.
     “Loan” shall have the meaning assigned to such term in the Financing Agreement.
     “Loan Documents” shall have the meaning assigned to such term in the Financing Agreement.
     “NewCo” shall have the meaning assigned to such term in the Financing Agreement.
     “Obligations” shall have the meaning assigned to such term in the Financing Agreement.

     “Order” or “Orders” shall have the meaning assigned to such term in the Financing Agreement.
     “Permitted Liens” shall have the meaning assigned to such term in the Financing Agreement.
     “Permitted Priority Lien” shall have the meaning assigned to such term in the Financing Agreement.
     “Person” shall have the meaning assigned to such term in the Financing Agreement.
     “Plan” shall have the meaning assigned to such term in the Financing Agreement.
     “Pledge Agreement” shall have the meaning assigned to such term in the Financing Agreement.
     “Promissory Note” shall have the meaning assigned to such term in the Financing Agreement.
     “Requisite Priority” shall have the meaning assigned to such term in the Financing Agreement.
     “Subsidiary” or, collectively, “Subsidiaries” shall have the meaning assigned to such term in the Financing Agreement.
     “Subsidiary Guarantee Agreement” shall have the meaning assigned to such term in the Financing Agreement.
     “UCC” shall have the meaning assigned to such term in the Financing Agreement.
     (b) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Exhibits shall be construed to refer to Sections of, and Exhibits to, this Agreement, (e) all references herein to Schedules shall be construed to refer to Schedules to the Financing Agreement, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References in this Agreement to “determination” by Lender include good faith estimates by the Lender (in the case of quantitative determinations) and good faith beliefs by the Lender (in the case of qualitative determinations).
     (c) Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the UCC as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Lender may otherwise determine.
     (d) Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern Daylight Saving Time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to the Lender, such period shall in any event consist of at least one full day.
     2. Grant of Security Interest.
     (a) As security for the full and timely payment and performance of all of the Obligations and in accordance with this Agreement, the Borrower hereby and thereby, as of the Interim Order Entry Date, assigns, pledges, transfers and grants to the Lender, a first priority security interest in and to and Lien on all of Borrower’s right, title and interest in, to and under all property of Borrower, whether now owned or existing or hereafter acquired and wherever located, with all proceeds, products, replacements, and renewals thereof, as more particularly described on Exhibit 1 hereto (all of which being herein collectively called the “Collateral”), subject only to Permitted Priority Liens and Carve-Out Expenses, as provided in the Financing Agreement, the Financing Orders and herein.
     (b) Upon entry of the Interim Financing Order or Final Financing Order, as the case may be, the Liens and security interests in favor of the Lender referred to in Section 2(a) hereof shall be valid and perfected Liens and security interests in the Collateral, prior to all other Liens and security interests in the Collateral, subject only to Permitted Priority Liens (and Carve-Out Expenses, as provided in the Financing Agreement), with the Requisite Priority in accordance with Section 364(c)(2) and (3) and (d)(1) of the Bankruptcy Code and the provisions of the Financing Orders. Such Liens and security interests and their priority shall remain in effect until all Obligations shall have been repaid in cash in full or the outstanding amount of all Obligations has been converted in accordance with the Conversion.
     (c) The Borrower agrees that the Obligations of the Borrower shall constitute allowed administrative expenses in the Chapter 11 Case, having priority over all administrative expenses of and unsecured claims against the Borrower now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b), 546(c), 726 and 1114 of the Bankruptcy Code (whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment) (subject to Carve-Out Expenses as provided in the Financing Agreement and the Financing Orders).
     (d) The Liens, lien priority, administrative priorities and other rights and remedies granted to the Lender pursuant to this Agreement, the Financing Agreement, the Financing Orders and the other Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the Liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by the Borrower (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Chapter 11 Case, or by any other act or omission whatsoever, other than the Conversion or otherwise pursuant to the provisions of Section 2.04 of the Financing Agreement.
     3. Grantee Not Liable. Lender shall not have any obligation or liability under any agreement included in the Collateral by reason of or arising out of this Agreement or the granting to Lender of a security interest therein, or, subject to the obligation of the Lender in respect of Carve-Out Expenses, Permitted Priority Liens in accordance with the Requisite Priority, the Financing Orders, or the receipt by Lender of any payment relating to any agreement included in the Collateral pursuant hereto, other than for its gross negligence or willful misconduct, nor shall Lender be required or obligated in any manner to perform or fulfill any of the obligations of Borrower under or pursuant to any agreement included in the Collateral (other than its good faith obligation to preserve any Collateral in its possession or control to the same extent that it would preserve any of its own property), or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any agreement included in the Collateral, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. Borrower, including on behalf of its estate, waives any rights under Section 506(c) of the Bankruptcy Code respecting the Collateral.
     4. Representations and Warranties. Except as provided in the Schedules, the Borrower hereby represents and warrants to the Lender, as follows:
     (a) Subject to the entry of the Financing Orders, it has title to the Collateral free from any Lien other than Permitted Priority Liens, the prior payment of the Carve-Out Expenses having priority of payment over the Obligations to the extent set forth in the Financing Agreement, the Liens contemplated by the Financing Orders, this Agreement, the Financing Agreement and any other Loan Documents.
     (b) It has, subject to entry of the Financing Orders, the full power, authority and legal right to execute, deliver and perform this Agreement and to create the collateral security interest for which this Agreement provides.
     (c) Subject to entry of the Financing Orders, this Agreement constitutes a valid obligation of Borrower, legally binding upon Borrower and enforceable in accordance with its terms.

     (d) Except for Permitted Priority Liens, the prior payment of the Carve-Out Expenses having priority of payment over the Obligations to the extent set forth in the Financing Agreement or as otherwise provided in this Agreement or the Financing Agreement and subject to entry of the Financing Orders, the pledge, hypothecation, assignment and, if applicable, delivery of the Collateral pursuant to this Agreement creates a valid first priority perfected security interest in the Collateral and the proceeds thereof.
     (e) Subject to entry of the Financing Orders, the execution, delivery and performance of this Agreement will not violate or contravene in any material respect any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction in the premises of which the Borrower has Knowledge or of any material mortgage, indenture, security agreement, contract, undertaking or other agreement to which Borrower is a party or which purports to be binding upon it or any of its material properties or assets and will not result in the creation or imposition of any Lien on any of its material properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement except as contemplated herein, and in no event shall the performance of this Agreement result in a Material Adverse Change.
     5. Covenants. Borrower hereby covenants that during the continuance of this Agreement:
     (a) Borrower, at its expense, will defend any action that may adversely affect Lender’s interest in, or Borrower’s title to, the Collateral.
     (b) Except pursuant to Permitted Priority Liens and Carve-Out Expenses, as provided in the Financing Agreement, or as contemplated by the Plan, the Financing Orders or the Financing Agreement or as herein provided, without the prior written consent of Lender, Borrower shall not sell, assign, transfer, charge, pledge or encumber in any manner any part of the Collateral or suffer to exist any encumbrance on the Collateral, other than Permitted Liens.
     (c) Borrower shall give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of Lender) to create, preserve, perfect or validate any security interest granted pursuant hereto or to enable Lender to exercise and enforce its rights hereunder with respect to such security interest. Borrower shall cause its direct and indirect Subsidiaries to execute the Loan Documents to which they are parties.
     (d) Borrower will keep the Collateral in good order and repair and will not waste or destroy the same or any portion thereof except in accordance with its usual and ordinary business practices; provided, however, Borrower shall not be required to make any Capital Expenditures not otherwise provided for in the Budget.
     (e) All information with respect to the Collateral, certificate or other writing at any time heretofore or hereafter furnished by Borrower to Lender, and all other written information heretofore or hereafter furnished by Borrower to Lender, is or will be true and correct as of the date furnished in all material respects, except for such information, certificate or other writing which relates to a date certain in which case such information, certificate or other writing shall be true and correct in all material respects as of such date.
     (f) Borrower shall promptly furnish Lender such information concerning Borrower or the Collateral as Lender may at any time reasonably request.
     (g) Borrower will permit Lender and its representatives at any reasonable time during normal business hours to inspect any and all Collateral upon reasonable prior written notice, and to inspect, audit and make copies of and extracts from all records and all other papers in possession of Borrower pertaining to the Collateral, and will, on request of Lender, deliver to Lender copies of all such records and papers.
     (h) If and when so requested by Lender, Borrower will stamp on the records of Borrower concerning Collateral a notation, in a form reasonably satisfactory to Lender, of the security interest of Lender under this Security Agreement.
     (i) Except for Permitted Priority Liens and Carve-Out Expenses, as provided in the Financing Agreement, or as expressly provided in the Financing Agreement and the Financing Orders, Borrower shall not incur, create, assume, suffer to exist or permit any claim to have administrative priority which is pari passu with or senior to the administrative priority granted to Lender under the Financing Agreement and the Financing Orders.
     6. Remedies; Rights Upon Default; Releases.
     (a) Remedies. Subject to the terms of the Financing Agreement and the Financing Orders, if an Event of Default shall occur and be continuing, Lender may exercise all rights and remedies granted to it under this Agreement, the Financing Agreement and all other rights provided at law or in equity, including all rights and remedies of a Lender under the UCC and including the right to immediately terminate its commitment to make any Loans available under the Financing Agreement. Without limiting the generality of the foregoing, but subject to the terms of the Financing Agreement and the Financing Orders, Borrower expressly agrees that in any such event Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Lender’s offices in the United States or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases. Borrower further agrees, at Lender’s request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at Borrower’s premises or elsewhere. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, towards payment of the Obligations, Borrower remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Lender of any other amount required by any provision of law need Lender account for the surplus, if any, to the person entitled by law to receive such surplus or to Borrower. To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of Lender. Borrower agrees that Lender need not give more than seven (7) days’ notice (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to Borrower at its address referred to in Section 7(b) hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.
     (b) Expenses of Lender. Borrower also agrees to pay all costs and expenses of Lender, including, without limitation, reasonable attorneys’ fees, incurred after an Event of Default and the expiration of any applicable grace period in connection with the enforcement of any of its rights and remedies hereunder.
     (c) Waiver. Borrower hereby waives presentment, demand, protest or any notice not specifically required herein (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.
     (d) No Waiver of Rights by Lender. No course of dealing or failure or delay on the part of Lender in exercising any right, power or privilege hereunder or with respect to the Financing Agreement shall operate as a waiver hereof or thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. The rights of Lender with respect to the Financing Agreement and the rights of Lender under this Agreement are cumulative and not exclusive of any rights or remedies which Lender would otherwise have.
     (e) Release of Liens. If requested by Borrower, Lender hereby agrees to execute and deliver to Borrower all releases, termination statements and other documents and instruments reasonably requested by Borrower to evidence the release and termination of all Liens created by the Loan Documents at such time as all of the Obligations have been converted pursuant to the Conversion, terminated or otherwise satisfied in accordance with the provisions of the Financing Agreement and the Financing Orders.
     7. Miscellaneous.
     (a) Merger; Modification of Agreement; Conflict. This Agreement and the Financing Agreement embody the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and no modification or waiver of any provision of this Agreement, and no consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances. In the event of any conflict between the provisions of this Agreement and the Financing Agreement, the provisions of the Financing Agreement shall control.
     (b) Notices. All notices, requests and other communications hereunder shall be in electronic, telephonic or written (including bank wire, telegram, telecopier, telex or similar writing) form and shall be given to the party to whom addressed, at its address or telephone, telecopier or telex number set forth below, or such other address or telephone, telecopier or telex number as such party may hereafter specify for the purpose by notice to the other parties listed below. Each such notice, request or communication shall be effective (i) if given by telephone, telex, telecopy or electronic means, when such communication is transmitted to the address specified below and the appropriate answer is received, (ii) if given by mail, three (3) days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified below.
If to Borrower:
Vincent McDonnell, President
CanArgo Energy Corporation
150 Buckingham Palace Road
London SW1W 9TR UK
Fax: 0044 207 730 1136
Phone: 0044 207 730 1134
With a copy to:
Peter Basilevsky, Esq.
Satterlee Stephens Burke & Burke LLP
230 Park Avenue, Suite 1130
New York, NY 10169
Fax:     (212) 818-9606
Phone: (212) 818-9200
If to Lender:
Andrew J. Morris
Persistency
c/o Persistency Capital LLC
1270 Avenue of the Americas
Suite 2100
New York NY 10020
Fax:      (646) 619-4642
Phone: (212) 554-1813
With a copy to:
John R. Ashmead, Esq.
Seward & Kissel LLP

One Battery Park Plaza
New York, New York 10004
Fax:    (212) 480-8421
Phone: (212) 574-1366
     (c) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK EXCEPT AS GOVERNED BY THE BANKRUPTCY CODE AND EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT.
     (d) CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE BANKRUPTCY COURT OR IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER AND THE LENDER EACH HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER AND THE LENDER EACH HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER OR THE LENDER, AS APPLICABLE, AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 7(b) AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH OTHER IN ANY OTHER JURISDICTION. THE PARTIES HERETO EACH HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     (e) WAIVER OF JURY TRIAL, ETC. THE BORROWER AND THE LENDER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR

WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER FOR ENTERING INTO THIS AGREEMENT.
     (f) Survival of Agreement. All covenants, agreements, representations and warranties made in this Agreement shall survive the execution and delivery by Borrower of the Financing Agreement and the Promissory Note and shall continue in full force and effect and expire upon the earlier to occur of: (i) the Financing Agreement and the Promissory Note are no longer in effect; (ii) all sums due hereunder or under the Financing Agreement and the Promissory Note and all amounts required to be reimbursed or paid by Borrower hereunder or thereunder are paid in full; or (iii) the Obligations are converted pursuant to the Conversion or are otherwise satisfied in accordance with Section 2.04 of the Financing Agreement.
     (g) Assignment. Whenever in this Agreement Lender is referred to, such reference shall be deemed to include the successors and assigns of Lender as permitted under the Financing Agreement, and all covenants, promises and agreements by or on behalf of Borrower which are contained in this Agreement or the Financing Agreement shall inure to the benefit of the successors and permitted assigns of Lender. The rights and duties of Borrower, however, may not be assigned or transferred, except as permitted under the Financing Agreement or the Financing Orders.
     (h) Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.
     (i) Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
     (j) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in counterparts by their respective officers thereunto duly authorized as of the date first above written.

CANARGO ENERGY CORPORATION
By:
	Name:	Vincent McDonnell
	Title:	President

PERSISTENCY
By:
	Name:	Andrew J. Morris
Title:

Exhibit 1
COLLATERAL

CANARGO ENERGY CORPORATION

DEBTOR:	CanArgo Energy Corporation
P.O. Box 291
St. Peter Port
G11 3RR Guernsey
     All property and assets of the Debtor of what-ever kind and nature, including but not limited to, the following property of Debtor, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, together with all proceeds, products, replacements and renewals thereof:
(a)	all Accounts (as defined in the UCC) and all Goods (as defined in the UCC) whose sale, lease or other disposition by Debtor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Debtor;

(b)	all Chattel Paper, Instruments, Documents and General Intangibles, each as defined in the UCC (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, contract claims, payment intangibles, security interests, security deposits and rights to indemnification);

(c)	all Inventory as defined in the UCC;

(d)	all Goods as defined in the UCC (other than Inventory), including, without limitation, Equipment (as defined in the UCC), vehicles and Fixtures (as defined in the UCC);

(e)	all Investment Property (as defined in the UCC);

(f)	all Deposit Accounts (as defined in the UCC), bank accounts, deposits and cash;

(g)	all Letter-of-Credit Rights (as defined in the UCC);

(h)	all Commercial Tort Claims (as defined in the UCC);

(i)	all equity interests in Debtor’s direct and indirect subsidiaries;

(j)	any other property of Debtor now or hereafter in the possession, custody or control of the Lender or any agent or any parent, affiliate or subsidiary of the Lender or any participant with the Lender in the Loan (as defined in the Financing Agreement), for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and

(k)	all additions and accessions to, substitutions for, and replacements, products and Proceeds (as defined in the UCC) of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Debtor’s books and records relating to any of the foregoing and to Debtor’s business.